EXHIBIT 99.1

CHENIERE ENERGY, INC. NEWS RELEASE
Cheniere Reports First Quarter 2024 Results and Reconfirms Full Year 2024 Financial Guidance
HOUSTON--(BUSINESS WIRE)-- Cheniere Energy, Inc. (“Cheniere”) (NYSE: LNG) today announced its financial results for the first quarter 2024.
FIRST QUARTER 2024 SUMMARY FINANCIAL RESULTS

(in billions)	Three Months Ended March 31, 2024
Revenues	$4.3
Net Income[1]	$0.5
Consolidated Adjusted EBITDA[2]	$1.8
Distributable Cash Flow[2]	$1.2
2024 FULL YEAR FINANCIAL GUIDANCE

(in billions)	2024
Consolidated Adjusted EBITDA[2]	$5.5	-	$6.0
Distributable Cash Flow[2]	$2.9	-	$3.4
RECENT HIGHLIGHTS
•During the three months ended March 31, 2024, Cheniere generated revenues of approximately $4.3 billion, net income1 of approximately $0.5 billion, Consolidated Adjusted EBITDA2 of approximately $1.8 billion, and Distributable Cash Flow2 of approximately $1.2 billion.
•Reconfirming full year 2024 Consolidated Adjusted EBITDA2 guidance of $5.5 billion - $6.0 billion and full year 2024 Distributable Cash Flow2 guidance of $2.9 billion - $3.4 billion.
•Pursuant to Cheniere’s comprehensive capital allocation plan, during the three months ended March 31, 2024, Cheniere repurchased an aggregate of approximately 7.5 million shares of common stock for approximately $1.2 billion, prepaid $150 million of consolidated long-term indebtedness, and paid a quarterly dividend of $0.435 per share of common stock.
•In April 2024, Cheniere declared a dividend with respect to the first quarter 2024 of $0.435 per share of common stock, which is payable on May 17, 2024.
•In February 2024, certain subsidiaries of Cheniere Energy Partners, L.P. (“Cheniere Partners”) (NYSE: CQP) submitted an application3 to the Federal Energy Regulatory Commission (“FERC”) for authorization to site, construct and operate the SPL Expansion Project (defined below), as well as an application3 to the Department of Energy (“DOE”) requesting authorization to export liquefied natural gas (“LNG”) to Free-Trade Agreement (“FTA”) and non-FTA countries.

___________________________
1 Net income as used herein refers to Net income attributable to Cheniere Energy, Inc. on our Consolidated Statements of Operations.
2 Non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” for further details.
3 Excludes debottlenecking potential.

CEO COMMENT
“Our strong financial results in the first quarter of 2024 reinforce our confidence in delivering full year Consolidated Adjusted EBITDA and Distributable Cash Flow within our guidance ranges,” said Jack Fusco, Cheniere’s President and Chief Executive Officer. “Our focus for 2024 remains on excellence in execution across our operations, construction and project development initiatives. Our leading track record on these fronts is a significant competitive advantage as we pursue LNG capacity expansions at both Sabine Pass and Corpus Christi, which will enable our customers to realize the energy security, reliability, and environmental benefits of our LNG.”

SUMMARY AND REVIEW OF FINANCIAL RESULTS

(in millions, except LNG data)	Three Months Ended March 31,
	2024	2023	% Change
Revenues	$4,253	$7,310	(42)%
Net income[1]	$502	$5,434	(91)%
Consolidated Adjusted EBITDA[2]	$1,773	$3,599	(51)%
LNG exported:
Number of cargoes	166	167	(1)%
Volumes (TBtu)	602	603	—%
LNG volumes loaded (TBtu)	601	602	—%
Net income1 was approximately $0.5 billion for the three months ended March 31, 2024 as compared to approximately $5.4 billion for the corresponding 2023 period. The unfavorable change was primarily due to an approximate $5.0 billion unfavorable change in the fair value of our derivative instruments (further described below), from a $4.7 billion gain in the prior period to a $0.3 billion loss for the three months ended March 31, 2024 (before tax and non-controlling interests). The unfavorable change was partially offset by a lower provision for income tax as well as lower net income attributable to non-controlling interests during the period.
Consolidated Adjusted EBITDA decreased approximately $1.8 billion for the three months ended March 31, 2024 as compared to the corresponding 2023 period. The decrease was primarily due to moderating international gas prices and the higher proportion of our LNG being sold under long-term contracts, resulting in lower total margins per MMBtu of LNG delivered compared to the prior period.
Substantially all derivative gains (losses) relate to the use of commodity derivative instruments indexed to international gas and LNG prices, primarily related to our long-term Integrated Production Marketing (“IPM”) agreements. Our IPM agreements are designed to provide stable margins on purchases of natural gas and sales of LNG over the life of the agreements and have a fixed fee component, similar to that of LNG sold under our long-term, fixed fee LNG SPAs. However, the long-term duration and international price basis of our IPM agreements make them particularly susceptible to fluctuations in fair market value from period to period. In addition, accounting requirements prescribe recognition of these long-term gas supply agreements at fair value each reporting period on a mark-to-market basis, but do not currently permit mark-to-market recognition of the associated sale of LNG, resulting in a mismatch of accounting recognition for the purchase of natural gas and sale of LNG. As a result of continued moderation of international gas price volatility and changes in international forward commodity curves during the three months ended March 31, 2024, we recognized $0.3 billion of non-cash unfavorable changes in fair value attributable to such positions (before tax and non-controlling interests), compared to $4.0 billion of non-cash favorable changes in fair value in the corresponding 2023 period.
Share-based compensation expenses included in net income totaled $40 million for the three months ended March 31, 2024, compared to $49 million for the corresponding 2023 period.
Our financial results are reported on a consolidated basis. Our ownership interest in Cheniere Partners as of March 31, 2024 consisted of 100% ownership of the general partner and a 48.6% limited partner interest.
BALANCE SHEET MANAGEMENT
Capital Resources
The table below provides a summary of our available liquidity (in millions) as of March 31, 2024:

March 31, 2024
Cash and cash equivalents (1)	$4,411
Restricted cash and cash equivalents (2)	427
Available commitments under our credit facilities:
Sabine Pass Liquefaction, LLC (“SPL”) Revolving Credit Facility	728
Cheniere Partners Revolving Credit Facility	1,000
Cheniere Corpus Christi Holdings, LLC (“CCH”) Credit Facility	3,260
CCH Working Capital Facility	1,345
Cheniere Revolving Credit Facility	1,250
Total available commitments under our credit facilities	7,583

Total available liquidity	$12,421
(1) $333 million of cash and cash equivalents was held by our consolidated variable interest entities (“VIEs”).
(2) $64 million of restricted cash and cash equivalents was held by our consolidated VIEs.
Subsequent to March 31, 2024, approximately $1.5 billion of cash was used to retire all of the remaining outstanding principal amount of CCH’s 5.875% Senior Secured Notes due 2025 (the “2025 CCH Senior Notes”) (see Recent Key Financial Transactions and Updates below).
Recent Key Financial Transactions and Updates
In March 2024, Cheniere issued $1.5 billion aggregate principal amount of 5.650% Senior Notes due 2034 (the “2034 Cheniere Senior Notes”). In April 2024, the net proceeds of the 2034 Cheniere Senior Notes, together with cash on hand, were used to retire all of the remaining outstanding aggregate principal amount of the 2025 CCH Senior Notes.

During the three months ended March 31, 2024, SPL prepaid $150 million in principal amount of its 5.750% Senior Secured Notes due 2024 with cash on hand.
LIQUEFACTION PROJECTS OVERVIEW
SPL Project
Through Cheniere Partners, we operate six natural gas liquefaction Trains for a total production capacity of approximately 30 million tonnes per annum (“mtpa”) of LNG at the Sabine Pass LNG terminal in Cameron Parish, Louisiana (the “SPL Project”).
SPL Expansion Project
Through Cheniere Partners, we are developing an expansion adjacent to the SPL Project with an expected total production capacity of up to approximately 20 mtpa of LNG (the “SPL Expansion Project”), inclusive of estimated debottlenecking opportunities. In February 2024, certain subsidiaries of Cheniere Partners submitted an application to the FERC for authorization to site, construct and operate the SPL Expansion Project, as well as an application to the DOE requesting authorization to export LNG to FTA and non-FTA countries, both of which applications exclude debottlenecking.
CCL Project
We operate three natural gas liquefaction Trains for a total production capacity of approximately 15 mtpa of LNG at the Corpus Christi LNG terminal near Corpus Christi, Texas (the “CCL Project”).
CCL Stage 3 Project
We are constructing an expansion adjacent to the CCL Project consisting of seven midscale Trains with an expected total production capacity of over 10 mtpa of LNG (the “CCL Stage 3 Project”). First LNG production from the first train of the CCL Stage 3 Project is currently forecast to be achieved by the end of 2024.

CCL Stage 3 Project Progress as of March 31, 2024:

CCL Stage 3 Project
Project Status	Under Construction
Project Completion Percentage	55.9%(1)
Expected Substantial Completion	1H 2025 - 2H 2026
(1) Engineering 89.3% complete, procurement 74.8% complete, subcontract work 75.4% complete and construction 16.5% complete.
CCL Midscale Trains 8 & 9 Project
We are developing two midscale Trains with an expected total production capacity of approximately 3 mtpa of LNG (the “CCL Midscale Trains 8 & 9 Project”) adjacent to the CCL Stage 3 Project. In March 2023, certain of our subsidiaries filed an application with the FERC for authorization to site, construct and operate the CCL Midscale Trains 8 & 9 Project, and in April 2023, filed an application with the DOE requesting authorization to export LNG to FTA and non-FTA countries. In July 2023, we received authorization from the DOE to export LNG to FTA countries.

INVESTOR CONFERENCE CALL AND WEBCAST
We will host a conference call to discuss our financial and operating results for the first quarter 2024 on Friday, May 3, 2024, at 11 a.m. Eastern time / 10 a.m. Central time. A listen-only webcast of the call and an accompanying slide presentation may be accessed through our website at www.cheniere.com. Following the call, an archived recording will be made available on our website.
About Cheniere
Cheniere Energy, Inc. is the leading producer and exporter of LNG in the United States, reliably providing a clean, secure, and affordable solution to the growing global need for natural gas. Cheniere is a full-service LNG provider, with capabilities that include gas procurement and transportation, liquefaction, vessel chartering, and LNG delivery. Cheniere has one of the largest liquefaction platforms in the world, consisting of the Sabine Pass and Corpus Christi liquefaction facilities on the U.S. Gulf Coast, with total production capacity of approximately 45 mtpa of LNG in operation and an additional 10+ mtpa of expected production capacity under construction. Cheniere is also pursuing liquefaction expansion opportunities and other projects along the LNG value chain. Cheniere is headquartered in Houston, Texas, and has additional offices in London, Singapore, Beijing, Tokyo, and Washington, D.C.

For additional information, please refer to the Cheniere website at www.cheniere.com and Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the Securities and Exchange Commission.

Use of Non-GAAP Financial Measures
In addition to disclosing financial results in accordance with U.S. GAAP, the accompanying news release contains non-GAAP financial measures. Consolidated Adjusted EBITDA and Distributable Cash Flow are non-GAAP financial measures that we use to facilitate comparisons of operating performance across periods. These non-GAAP measures should be viewed as a supplement to and not a substitute for our U.S. GAAP measures of performance and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated.

Non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or in lieu of an analysis of our results as reported under GAAP and should be evaluated only on a supplementary basis.

Forward-Looking Statements
This press release contains certain statements that may include “forward-looking statements” within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical or present facts or conditions, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere’s financial and operational guidance, business strategy, plans and objectives, including the development, construction and operation of liquefaction facilities, (ii) statements regarding regulatory authorization and approval expectations, (iii) statements expressing beliefs and expectations regarding the development of Cheniere’s LNG terminal and pipeline businesses, including liquefaction facilities, (iv) statements regarding the business operations and prospects of third-parties, (v) statements regarding potential financing arrangements, (vi) statements regarding future discussions and entry into contracts, (vii) statements relating to Cheniere’s capital deployment, including intent, ability, extent, and timing of capital expenditures, debt repayment, dividends, share repurchases and execution on the capital allocation plan, and (viii) statements relating to our goals, commitments and strategies in relation to environmental matters. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere’s periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.

(Financial Tables and Supplementary Information Follow)

LNG VOLUME SUMMARY
As of April 25, 2024, over 3,400 cumulative LNG cargoes totaling over 230 million tonnes of LNG have been produced, loaded and exported from our liquefaction projects.
During the three months ended March 31, 2024, we exported 602 TBtu of LNG from our liquefaction projects. 30 TBtu of LNG exported from our liquefaction projects and sold on a delivered basis was in transit as of March 31, 2024, none of which was related to commissioning activities.
The following table summarizes the volumes of LNG that were loaded from our liquefaction projects and for which the financial impact was recognized on our Consolidated Financial Statements during the three months ended March 31, 2024:

(in TBtu)	Three Months Ended March 31, 2024
Volumes loaded during the current period	601
Volumes loaded during the prior period but recognized during the current period	37
Less: volumes loaded during the current period and in transit at the end of the period	(30)
Total volumes recognized in the current period	608
In addition, during the three months ended March 31, 2024, we recognized 11 TBtu of LNG on our Consolidated Financial Statements related to LNG cargoes sourced from third-parties.

Cheniere Energy, Inc.
Consolidated Statements of Operations
(in millions, except per share data)(1)
(unaudited)

	Three Months Ended
	March 31,
	2024	2023
Revenues
LNG revenues	$4,037	$7,091
Regasification revenues	34	34
Other revenues	182	185
Total revenues	4,253	7,310

Operating costs and expenses (recoveries)
Cost (recovery) of sales (excluding items shown separately below) (2)	2,236	(1,539)
Operating and maintenance expense	451	444
Selling, general and administrative expense	101	107
Depreciation and amortization expense	302	297
Other	9	10
Total operating costs and expenses (recoveries)	3,099	(681)

Income from operations	1,154	7,991

Other income (expense)
Interest expense, net of capitalized interest	(266)	(297)
Gain on modification or extinguishment of debt	—	20
Interest and dividend income	61	35
Other income (expense), net	(1)	2
Total other expense	(206)	(240)

Income before income taxes and non-controlling interest	948	7,751
Less: income tax provision	109	1,316
Net income	839	6,435
Less: net income attributable to non-controlling interest	337	1,001
Net income attributable to Cheniere	$502	$5,434

Net income per share attributable to common stockholders—basic (3)	$2.14	$22.28
Net income per share attributable to common stockholders—diluted (3)	$2.13	$22.10

Weighted average number of common shares outstanding—basic	234.2	243.9
Weighted average number of common shares outstanding—diluted	235.0	245.8

(1)Please refer to the Cheniere Energy, Inc. Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the Securities and Exchange Commission.
(2)Cost of sales includes approximately $0.3 billion of losses from changes in the fair value of commodity derivatives prior to contractual delivery or termination during the three months ended March 31, 2024, as compared to $4.7 billion of gains in the corresponding 2023 period.
(3)Earnings per share in the table may not recalculate exactly due to rounding because it is calculated based on whole numbers, not the rounded numbers presented.

Cheniere Energy, Inc.
Consolidated Balance Sheets
(in millions, except share data)(1)(2)

	March 31,	December 31,
	2024	2023
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$4,411	$4,066
Restricted cash and cash equivalents	427	459
Trade and other receivables, net of current expected credit losses	675	1,106
Inventory	363	445
Current derivative assets	122	141
Margin deposits	34	18
Other current assets, net	77	96
Total current assets	6,109	6,331

Property, plant and equipment, net of accumulated depreciation	32,705	32,456
Operating lease assets	2,924	2,641
Derivative assets	367	863
Deferred tax assets	27	26
Other non-current assets, net	779	759
Total assets	$42,911	$43,076

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$102	$181
Accrued liabilities	1,097	1,780
Current debt, net of unamortized debt issuance costs	3,633	300
Deferred revenue	125	179
Current operating lease liabilities	678	655
Current derivative liabilities	536	750
Other current liabilities	41	43
Total current liabilities	6,212	3,888

Long-term debt, net of unamortized discount and debt issuance costs	21,401	23,397
Operating lease liabilities	2,247	1,971
Finance lease liabilities	458	467
Derivative liabilities	2,359	2,378
Deferred tax liabilities	1,534	1,545
Other non-current liabilities	402	410
Total liabilities	34,613	34,056

Redeemable non-controlling interest	4	—

Stockholders’ equity
Preferred stock: $0.0001 par value, 5.0 million shares authorized, none issued	—	—
Common stock: $0.003 par value, 480.0 million shares authorized; 278.5 million shares and 277.9 million shares issued at March 31, 2024 and December 31, 2023, respectively	1	1
Treasury stock: 48.4 million shares and 40.9 million shares at March 31, 2024 and December 31, 2023, respectively, at cost	(5,067)	(3,864)
Additional paid-in-capital	4,371	4,377
Retained earnings	4,945	4,546
Total Cheniere stockholders’ equity	4,250	5,060
Non-controlling interest	4,044	3,960
Total stockholders’ equity	8,294	9,020
Total liabilities, redeemable non-controlling interest and stockholders’ equity	$42,911	$43,076

(1)Please refer to the Cheniere Energy, Inc. Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the Securities and Exchange Commission.
(2)Amounts presented include balances held by our consolidated VIEs, substantially all of which are related to Cheniere Partners. As of March 31, 2024, total assets and liabilities of our VIEs, which are included in our Consolidated Balance Sheets, were $17.4 billion and $18.3 billion, respectively, including $333 million of cash and cash equivalents and $64 million of restricted cash and cash equivalents.

Reconciliation of Non-GAAP Measures
Regulation G Reconciliations
Consolidated Adjusted EBITDA
The following table reconciles our Consolidated Adjusted EBITDA to U.S. GAAP results for the three months ended March 31, 2024 and 2023 (in millions):

	Three Months Ended March 31,
	2024	2023
Net income attributable to Cheniere	$502	$5,434
Net income attributable to non-controlling interest	337	1,001
Income tax provision	109	1,316
Interest expense, net of capitalized interest	266	297
Gain on modification or extinguishment of debt	—	(20)
Interest and dividend income	(61)	(35)
Other expense (income), net	1	(2)
Income from operations	$1,154	$7,991
Adjustments to reconcile income from operations to Consolidated Adjusted EBITDA:
Depreciation and amortization expense	302	297
Loss (gain) from changes in fair value of commodity and foreign exchange (“FX”) derivatives, net (1)	285	(4,731)
Total non-cash compensation expense	32	42
Consolidated Adjusted EBITDA	$1,773	$3,599

(1) Change in fair value of commodity and FX derivatives prior to contractual delivery or termination
Consolidated Adjusted EBITDA is commonly used as a supplemental financial measure by our management and external users of our Consolidated Financial Statements to assess the financial performance of our assets without regard to financing methods, capital structures, or historical cost basis. Consolidated Adjusted EBITDA is not intended to represent cash flows from operations or net income as defined by U.S. GAAP and is not necessarily comparable to similarly titled measures reported by other companies.
We believe Consolidated Adjusted EBITDA provides relevant and useful information to management, investors and other users of our financial information in evaluating the effectiveness of our operating performance in a manner that is consistent with management’s evaluation of financial and operating performance.
Consolidated Adjusted EBITDA is calculated by taking net income attributable to Cheniere before net income attributable to non-controlling interest, interest expense, net of capitalized interest, taxes, depreciation and amortization, and adjusting for the effects of certain non-cash items, other non-operating income or expense items, and other items not otherwise predictive or indicative of ongoing operating performance, including the effects of modification or extinguishment of debt, impairment expense and loss on disposal of assets, changes in the fair value of our commodity and FX derivatives prior to contractual delivery or termination, and non-cash compensation expense. The change in fair value of commodity and FX derivatives is considered in determining Consolidated Adjusted EBITDA given that the timing of recognizing gains and losses on these derivative contracts differs from the recognition of the related item economically hedged. We believe the exclusion of these items enables investors and other users of our financial information to assess our sequential and year-over-year performance and operating trends on a more comparable basis and is consistent with management’s own evaluation of performance.

Consolidated Adjusted EBITDA and Distributable Cash Flow
The following table reconciles our actual Consolidated Adjusted EBITDA and Distributable Cash Flow to Net income attributable to Cheniere for the three months ended March 31, 2024 and forecast amounts for full year 2024 (in billions):

	Three Months Ended March 31,	Full Year
	2024	2024
Net income attributable to Cheniere	$0.50	$1.6	-	$2.0
Net income attributable to non-controlling interest	0.34	1.0	-	1.1
Income tax provision	0.11	0.4	-	0.5
Interest expense, net of capitalized interest	0.27	1.1	-	1.1
Depreciation and amortization expense	0.30	1.2	-	1.2
Other expense (income), financing costs, and certain non-cash operating expenses	0.26	0.2	-	0.1
Consolidated Adjusted EBITDA	$1.77	$5.5	-	$6.0
Interest expense (net of capitalized interest and amortization) and realized interest rate derivatives	(0.25)	(1.0)	-	(1.0)
Maintenance capital expenditures	(0.02)	(0.2)	-	(0.2)
Income tax	(0.11)	(0.4)	-	(0.5)
Other income (expense)	0.05	(0.1)	-	0.1
Consolidated Distributable Cash Flow	$1.44	$3.8	-	$4.4
Distributable Cash Flow attributable to non-controlling interest	(0.27)	(0.9)	-	(1.0)
Cheniere Distributable Cash Flow	$1.16	$2.9	-	$3.4
Note: Totals may not sum due to rounding.

Distributable Cash Flow is defined as cash generated from the operations of Cheniere and its subsidiaries and adjusted for non-controlling interest. The Distributable Cash Flow of Cheniere’s subsidiaries is calculated by taking the subsidiaries’ EBITDA less interest expense, net of capitalized interest, interest rate derivatives, taxes, maintenance capital expenditures and other non-operating income or expense items, and adjusting for the effect of certain non-cash items and other items not otherwise predictive or indicative of ongoing operating performance, including the effects of modification or extinguishment of debt, amortization of debt issue costs, premiums or discounts, changes in fair value of interest rate derivatives, impairment of equity method investment and deferred taxes. Cheniere’s Distributable Cash Flow includes 100% of the Distributable Cash Flow of Cheniere’s wholly-owned subsidiaries. For subsidiaries with non-controlling investors, our share of Distributable Cash Flow is calculated as the Distributable Cash Flow of the subsidiary reduced by the economic interest of the non-controlling investors as if 100% of the Distributable Cash Flow were distributed in order to reflect our ownership interests and our incentive distribution rights, if applicable. The Distributable Cash Flow attributable to non-controlling interest is calculated in the same method as Distributions to non-controlling interest as presented on our Consolidated Statements of Stockholders’ Equity (Deficit) in our Forms 10-Q and Forms 10-K filed with the Securities and Exchange Commission. This amount may differ from the actual distributions paid to non-controlling investors by the subsidiary for a particular period.

We believe Distributable Cash Flow is a useful performance measure for management, investors and other users of our financial information to evaluate our performance and to measure and estimate the ability of our assets to generate cash earnings after servicing our debt, paying cash taxes and expending sustaining capital, that could be considered for deployment by our Board of Directors pursuant to our capital allocation plan, such as by way of common stock dividends, stock repurchases, retirement of debt, or expansion capital expenditures1. Distributable Cash Flow is not intended to represent cash flows from operations or net income as defined by U.S. GAAP and is not necessarily comparable to similarly titled measures reported by other companies.
1     Capital spending for our business consists primarily of:
•Maintenance capital expenditures. These expenditures include costs which qualify for capitalization that are required to sustain property, plant and equipment reliability and safety and to address environmental or other regulatory requirements rather than to generate incremental distributable cash flow; and
•Expansion capital expenditures. These expenditures are undertaken primarily to generate incremental distributable cash flow and include investment in accretive organic growth, acquisition or construction of additional complementary assets to grow our business, along with expenditures to enhance the productivity and efficiency of our existing facilities.

Contacts
Cheniere Energy, Inc.

Investors
Randy Bhatia	713-375-5479
Frances Smith	713-375-5753

Media Relations
Eben Burnham-Snyder	713-375-5764
Bernardo Fallas	713-375-5593